Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

Date: May 14, 2019

Evercel, Inc.

By:	/s/ Daniel Allen
Name: Daniel Allen
Title: President

SHSP Holdings, LLC

By:	Corona Park Investment Partners, LLC

By:	/s/ Daniel Allen
Name: Daniel Allen
Title: Manager

Corona Park Investment Partners, LLC

By:	/s/ Daniel Allen
Name: Daniel Allen
Title: Managing Partner
/s/ Daniel Allen
Name: Daniel Allen

North Peak Capital Partners, L.P.

By:	/s/ Michael Lorch
Name: Michael Lorch
Title: Chief Compliance Officer

North Peak Capital Partners II, L.P.

By:	/s/ Michael Lorch
Name: Michael Lorch
Title: Chief Compliance Officer

North Peak Capital Management, LLC

By:	/s/ Michael Lorch
Name: Michael Lorch
Title: Chief Compliance Officer